Exhibit (g)(2)

Appendix A

to

Custody & Investment Accounting Agreement

Dated May 22, 2009

Amended August 11, 2009

List of Funds of PIMCO ETF Trust

PIMCO 0-1 Year U.S. Treasury Index Fund

PIMCO 1-3 Year U.S. Treasury Index Fund

PIMCO 1-5 Year U.S. TIPS Index Fund

PIMCO 3-7 Year U.S. Treasury Index Fund

PIMCO 7-15 Year U.S. Treasury Index Fund

PIMCO 15+ Year U.S. TIPS Index Fund

PIMCO 15+ Year U.S. Treasury Index Fund

PIMCO 20+ Year Zero Coupon U.S. Treasury Index Fund

PIMCO Broad U.S. TIPS Index Fund

PIMCO Enhanced Short Maturity Strategy Fund

PIMCO Government Limited Maturity Strategy Fund

PIMCO Intermediate Municipal Bond Strategy Fund

PIMCO Prime Limited Maturity Strategy Fund

PIMCO Short Term Municipal Bond Strategy Fund

Accepted and Agreed to:

STATE STREET BANK AND TRUST COMPANY		PIMCO ETF FUNDS

By:	/s/ Long Nguyen	By:	/s/ Peter Strelow
Name:	Long Nguyen	Name:	Peter G. Strelow
Title:	Vice President	Title:	Vice President

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Brent R. Harris
Name:	Brent R. Harris
Title:	Managing Director